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                                 (EXHIBIT 10.45)


                         AMENDMENT NO. 3 (the "Amendment") dated as of
                    December 31, 1995 to the Third Amended and Restated Credit Agreement, dated as of February 9, 1990, as amended and restated as of December 14, 1990, as of May 1, 1992 and as of August 31, 1993, (as heretofore amended, the "Credit Agreement"), among THE KUSHNER-LOCKE COMPANY, a California corporation (the "Company"), the other Individual Borrowers referred to therein (collectively with the Company, "Borrower"), the Lenders referred to therein (the "Lenders") and IMPERIAL BANK, a California banking corporation as Agent (the "Agent").


                             INTRODUCTORY STATEMENT

          All capitalized terms not otherwise defined in this Amendment are as defined in the Credit Agreement.

          The Company has requested that certain provisions of the Credit Agreement be amended and waived as hereinafter set forth.

          Accordingly, the parties hereby agree as follows:

          SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT.

          Subject to the conditions set forth in Section 4, the Credit Agreement is hereby amended as follows:

          (A)  The definition of "Borrowing Base Availability" appearing in
Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "'BORROWING BASE AVAILABILITY' shall mean, at any date of determination, the LESSER of: (i) an amount equal to the sum of (a) the lesser of the Tier 1 Borrowing Base or $15,000,000; PLUS (b) the lesser of the Tier 2 Borrowing Base or $4,000,000; PLUS (c) the least of the Tier 3 Borrowing Base, $6,000,000 or 40% of the Borrowing Base; PLUS (d) the lesser of the Tier 4 Borrowing Base or $2,500,000, or
          (ii) the Commitment then in effect, MINUS, in both cases, the sum of
          (A) the aggregate then outstanding principal amount of all Advances and Letter of Credit Usage under the Credit Facility, and
          (B) aggregate amount of any then imposed Third Party Financing
          Reserve."

          (B) Clause (xiv) of the definition of "Ineligible Receivable(s)" appearing in Article 1 of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

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          ", provided, however, that aggregate receivables owing from TaurusFilm
          GmbH & Company included in the Borrowing Base may exceed 15% of the Borrowing Base but may not exceed $3,000,000."

          (C) The following definition is hereby added to Article 1 of the Credit Agreement in the correct alphabetical sequence"

          " 'NET INCOME' shall mean, for any period for which such amount is being determined, the net income of the Borrower for such period in accordance with GAAP."

          (D) The definition of "Maturity Date" appearing in Article l of the Credit Agreement is amended in its entirety to read as follows:

          "'Maturity Date' shall mean December 31, 1996."

          (E) Section 2.2.2 of the Credit Agreement is hereby amended by changing the date appearing therein to December 31, 1996.

          (F)  The following clause (c) is hereby added at the end of Section
2.12.2 of the Credit Agreement:

               "(c) The Commitment shall automatically be reduced to the amount set forth in column (y) below as of the date set forth in column (x) below:

          Column (x)                    Column (y)
          ----------                    ----------
          May 31, 1996                  $14,583,000
          June 28, 1996                  14,166,000
          July 31, 1996                  13,749,000
          August 30, 1996                13,332,000
          September 30, 1996             12,915,000
          October 31, 1996               12,500,000
          December 31, 1996                       0

          (G)  Section 5.4 of the Credit Agreement is hereby amended as follows:
(i) to amend the heading of such Section in its entirety to read as follows:
"Borrowing Base Certificates and Liquidity Certificates"; (ii) to insert "(a)" at the beginning of the existing text of such Section, immediately preceding the word "Concurrently"; and (iii) to add the following paragraph at the end thereof:

               "(b) On a monthly basis no later than the last day of each calendar month, Borrower shall deliver to the Agent a liquidity certificate (in a form mutually agreed upon by Borrower and the Agent and certified as true and correct by the Chief Financial Officer of
          KLC)


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          demonstrating in reasonable detail compliance with the provisions of
          Section 5.8 hereof as of the last day of the applicable calendar month, provided, however, that in demonstrating such compliance, additional availability under the Facility shall be determined using the Borrowing Base set forth in the Borrowing Base Certificate most recently delivered to the Agent. Failure by Borrower to fully comply with the foregoing within ten (10) days of the last day of each calendar month shall constitute an Event of Default hereunder, and, without limiting the Agent's, the Issuing Bank's or the Lenders' rights and remedies, shall entitle the Agent, the Issuing Bank or the Lenders, as the case may be, without notice, to thereafter refrain from making any Advances or issuing any Letters of Credit hereunder until such liquidity certificate has been delivered to the Agent."

          (H) Sections 5.7, 5.8, 5.9, 5.10 and 5.11 appearing in Article 5 of the Credit Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

               "5.7. MINIMUM CONSOLIDATED CAPITAL BASE.

               Borrower's Consolidated Capital Base shall not be less than $36,000,000 during the period from 12/31/95 through 3/30/96;
          $37,000,000 during the period from 3/31/96 through 6/29/96; $39,650,000 during the period from 6/30/96 through 9/29/96; $40,900,000 during the period from 9/30/96 through 12/30/96 and $43,400,000 thereafter. For purposes hereof, Consolidated Capital Base shall mean Tangible Net Worth plus Subordinated Debt. In the event any item of Product with a budget in excess of $1,500,000 has not been released or aired within 12 months of its completion, Tangible Net Worth shall be reduced by the book value of such item of Product. In addition, to the extent that Subordinated Debt increases at any time due solely to accreted interest, the amount of such accreted interest shall also be deducted for purposes of this calculation.

               5.8.  LIQUIDITY.

               Borrower shall maintain a minimum total amount of cash, cash equivalents and Borrowing Base Availability of not less than $2,000,000 at all times. For purposes of this Section 5.8 only, if the Borrower shall have cash and cash equivalents which total $1,000,000 or more, then Borrowing Base Availability shall be determined using only clause (i) of the definition of Borrowing Base Availability and disregarding clause (ii) of such definition.


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               5.9. MINIMUM NET INCOME.

               Borrower shall not permit Net Income for the period ended on the dates listed below in column (x) to be less than the amount listed opposite such period in column (y) below:

               Column (x)               Column (y)
               ----------               ----------
               12/31/95                 $1,000,000
               3/31/96                     750,000
               6/30/96                   2,650,000
               9/30/96                   1,250,000
               12/31/96                  2,400,000

               5.10  [Intentionally omitted]

               5.11  [Intentionally omitted]"

          (I) Article 5 of the Credit Agreement is hereby amended by adding the following new Section 5.31 thereto:

               "5.31. ING NOTICES AND DOCUMENTS.

               No later than February 29, 1996, the Borrower shall have taken all appropriate and necessary action (as determined by the Agent in its reasonable discretion) in connection with the various notices and documents previously distributed by Internationale Nederlanden (U.S.) Capital Corporation ("ING") or the Company relating to a possible financing transaction between ING and the Borrower."

          (J) The second sentence of Section 7.2 of the Credit Agreement is hereby amended as follows: (i) to add the words "and Section 5.4(b)" after the words "under Section 5.2" appearing therein; and (ii) to insert "(a)" after the number 5.4 appearing therein.

          (K) Article 7 of the Credit Agreement is hereby amended by adding the following Sections 7.17, 7.18 and 7.19 at the end thereof:

               "7.17. CHAIN OF TITLE REVIEW. On or prior to March 31, 1996, the Agent shall not have received such copyright search reports and chain of title material on such titles as the Agent shall have reasonably requested, which reports and materials shall be satisfactory to the Agent in its reasonable discretion.

               7.18. WARRANT AGREEMENT. On or prior to March 31, 1996, the Agent shall not have received a Warrant Agreement executed by the Borrower in form and


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          substance reasonably satisfactory to the Agent with respect to 500,000 shares of KLC's common stock at an exercise price no less than the fair market value of such stock on the date the warrant is granted.

               7.19. INDEBTEDNESS OF KLC OR IO INTERNATIONAL LTD. KLC or IO International Ltd. shall default in the payment when due of any indebtedness or other obligation owed to Imperial Bank (individually or as agent) or any other lender in connection with the series "Time Warrior", including, without limitation, the payment of the unpaid balance of the backend profit participation and the consideration for the release by Imperial Bank of its participation in the future revenue stream thereof."

          SECTION 2. WAIVERS. The Lenders hereby waive the Borrowers' compliance with Sections 5.7, 5.8, 5.9, 5.10 and 5.11 of the Credit Agreement as of and for the period from 9/30/95 through 12/30/95.

          SECTION 3. LOAN FEE. The Borrower hereby agrees to pay to the Agent a loan fee (the "Loan Fee") equal to 2% of the amount of the Commitment upon the earlier of (i) February 12, 1996 and (ii) execution of this Amendment. The Agent acknowledges that it has received fifty percent (50%) of the Loan Fee.

          SECTION 4. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions:

          (A) The Agent shall have received executed counterparts of this Amendment from all the Borrowers and the Lenders;

          (B) The Borrower shall have paid to the Agent the unpaid balance of the Loan Fee referred to in Section 3 of this Amendment in full; and

          (C) All legal matters in connection with this Amendment shall be satisfactory to Morgan Lewis & Bockius LLP, counsel for the Agent.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

          (A) The representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date; and


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          (B)  After giving effect to the provisions of this Amendment, no Event of Default or event which with the passage of time, or the giving of notice or both would constitute an Event of Default has occurred and is continuing.

          SECTION 6. FULL FORCE AND EFFECT. Except as expressly amended or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and the Credit Agreement as so amended is hereby ratified and confirmed. As used in the Credit Agreement, the terms "Agreement", "this Agreement" "herein", "hereinafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

          SECTION 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

          SECTION 8. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          SECTION 9. EXPENSES. Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent and/or the Lenders in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of Morgan Lewis & Bockius LLP, counsel for the Agent.

          SECTION 10. HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                              IMPERIAL BANK
                                Individually and as Agent


                              By: /s/ Janice Zeitinger
                                 ----------------------------
                                 Name:  Janice Zeitinger
                                 Title: Vice President




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                              BORROWERS:

                              THE KUSHNER-LOCKE COMPANY
                              KL INTERNATIONAL, INC.
                                (formerly known as AKL
                                Distributing, Inc., AKL
                                Distribution, Inc. and KL
                                Distribution, Inc.)
                              ACME PRODUCTIONS, INC.
                                (formerly Acme Game Shows, Inc.)
                              KL PRODUCTIONS, INC.
                                (formerly AKL Productions, Inc.
                                and Kushner/Locke Company, Inc.)
                              KUSHNER-LOCKE PRODUCTIONS, INC.
                                (formerly Brave Little Co. and
                                Atlantic/Kushner-Locke
                                Productions, Inc.)
                              THE RELATIVES COMPANY
                              POST AND PRODUCTION SERVICES, INC.
                                (formerly Post Production
                                Services, Inc., KW Acquisitions
                                Corporation and KL Acquisition
                                Corp.)
                              L-K ENTERTAINMENT, INC.
                              FAMILY PICTURES, INC.
                              INTERNATIONAL COURTROOM
                                NEWS SERVICE
                              TROPICAL HEAT, INC.
                              KL SYNDICATION, INC. (formerly
                                D.I., Inc.)
                              ANDRE PRODUCTIONS, INC.
                              TKLC NO. 2, INC.
                              TWILIGHT ENTERTAINMENT, INC.
                                (formerly GENTOX FILMS, INC.)
                              KLC FILMS, INC.
                              KL FEATURES, INC. (formerly
                                KLC, Inc.)
                              KLF GUILD COMPANY (formerly
                                KLF Guild Co., Inc.)
                              KLF DEVELOPMENT CO.
                              KLTV GUILD CO.
                              KLTV DEVELOPMENT CO.
                              KUSHNER-LOCKE INTERNATIONAL, INC.
                                (formerly KLC Worldwide, Inc.)
                              KL INTERACTIVE MEDIA, INC.


                              By: /s/ Donald Kushner
                                 ------------------------------
                                 Name:
                                 Title: Authorized Signatory



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